                                                                    EXHIBIT 10.1


================================================================================

                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 30, 2004

                                      AMONG

                  SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP
                                 AS THE COMPANY,

                             SUN COMMUNITIES, INC.,
                                  AS THE REIT,

                THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
                                   AS LENDERS,

                                       AND

                   STANDARD FEDERAL BANK NATIONAL ASSOCIATION,
                             AS ADMINISTRATIVE AGENT



================================================================================

                       LASALLE BANK NATIONAL ASSOCIATION,
                              AS SOLE LEAD ARRANGER

                               TABLE OF CONTENTS

                                                                                                                     Page
SECTION 1.        DEFINITIONS.....................................................................................    2

         1.1      Definitions.....................................................................................    2
         1.2      Other Interpretive Provisions...................................................................    2

SECTION 2.        COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES...............    2

         2.1      Commitments.....................................................................................    2
                  2.1.1       Revolving Loan Commitment...........................................................    2
                  2.1.2       L/C Commitment......................................................................    2
         2.2      Loan Procedures.................................................................................    2
                  2.2.1       Various Types of Loans..............................................................    2
                  2.2.2       Borrowing Procedures................................................................    2
                  2.2.3       Conversion and Continuation Procedures..............................................    2
                  2.2.4       Swing Line Facility.................................................................    2
         2.3      Letter of Credit Procedures.....................................................................    2
                  2.3.1       L/C Applications....................................................................    2
                  2.3.2       Participations in Letters of Credit.................................................    2
                  2.3.3       Reimbursement Obligations...........................................................    2
                  2.3.4       Funding by Lenders to Issuing Lender................................................    2
         2.4      Commitments Several.............................................................................    2
         2.5      Certain Conditions..............................................................................    2
         2.6      Release of Guarantors...........................................................................    2

SECTION 3.        EVIDENCING OF LOANS; SECURITY...................................................................    2

         3.1      Notes...........................................................................................    2
         3.2      Recordkeeping...................................................................................    2
         3.3      Security for Obligations........................................................................    2

SECTION 4.        INTEREST........................................................................................    2

         4.1      Interest Rates..................................................................................    2
         4.2      Interest Payment Dates..........................................................................    2
         4.3      Setting and Notice of LIBOR Rates...............................................................    2
         4.4      Computation of Interest.........................................................................    2

SECTION 5.        FEES............................................................................................    2

         5.1      Non-Use Fee.....................................................................................    2
         5.2      Letter of Credit Fees...........................................................................    2
         5.3      Administrative Agent's Fees.....................................................................    2

                                                                                                                     Page
SECTION 6.        REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS; INCREASES IN
                  REVOLVING COMMITMENT; EXTENSION OF TERMINATION DATE.............................................    2

         6.1      Reduction or Termination of the Revolving Commitment............................................    2
                  6.1.1       Voluntary Reduction or Termination of the Revolving Commitment......................    2
                  6.1.2       All Reductions of the Revolving Commitment..........................................    2
         6.2      Prepayments.....................................................................................    2
                  6.2.1       Voluntary Prepayments...............................................................    2
                  6.2.2       Mandatory Prepayments...............................................................    2
         6.3      Manner of Prepayments...........................................................................    2
                  6.3.1       All Prepayments.....................................................................    2
         6.4      Repayments......................................................................................    2
                  6.4.1       Revolving Loans.....................................................................    2
         6.5      Increase in Commitments.........................................................................    2
                  6.5.1       Request for Increase................................................................    2
                  6.5.2       Lender Elections to Increase........................................................    2
                  6.5.3       Notification by Administrative Agent; Additional Lenders............................    2
                  6.5.4       Effective Date and Allocations......................................................    2
                  6.5.5       Conditions to Effectiveness of Increase.............................................    2
         6.6      Extension of Termination Date...................................................................    2
                  6.6.1       The Company's Option to Extend......................................................    2

SECTION 7.        MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.................................................    2

         7.1      Making of Payments..............................................................................    2
         7.2      Application of Certain Payments.................................................................    2
         7.3      Due Date Extension..............................................................................    2
         7.4      Setoff..........................................................................................    2
         7.5      Proration of Payments...........................................................................    2
         7.6      Taxes...........................................................................................    2

SECTION 8.        INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.............................................    2

         8.1      Increased Costs.................................................................................    2
         8.2      Basis for Determining Interest Rate Inadequate or Unfair........................................    2
         8.3      Changes in Law Rendering LIBOR Loans Unlawful...................................................    2
         8.4      Funding Losses..................................................................................    2
         8.5      Right of Lenders to Fund through Other Offices..................................................    2
         8.6      Discretion of Lenders as to Manner of Funding...................................................    2
         8.7      Mitigation of Circumstances; Replacement of Lenders.............................................    2
         8.8      Conclusiveness of Statements; Survival of Provisions............................................    2

                                                                                                                     Page
SECTION 9.        REPRESENTATIONS AND WARRANTIES..................................................................    2

         9.1      Organization....................................................................................    2
         9.2      Authorization; No Conflict......................................................................    2
         9.3      Validity and Binding Nature.....................................................................    2
         9.4      Financial Condition.............................................................................    2
         9.5      No Material Adverse Change......................................................................    2
         9.6      Litigation and Contingent Liabilities...........................................................    2
         9.7      Ownership of Properties; Liens..................................................................    2
         9.8      Equity Ownership; Subsidiaries..................................................................    2
         9.9      Pension Plans...................................................................................    2
         9.10     Investment Company Act..........................................................................    2
         9.11     Public Utility Holding Company Act..............................................................    2
         9.12     Regulation U....................................................................................    2
         9.13     Taxes...........................................................................................    2
         9.14     Solvency, etc...................................................................................    2
         9.15     Environmental Matters...........................................................................    2
         9.16     Insurance.......................................................................................    2
         9.17     Real Property...................................................................................    2
         9.18     Information.....................................................................................    2
         9.19     Intellectual Property...........................................................................    2
         9.20     Burdensome Obligations..........................................................................    2
         9.21     Labor Matters...................................................................................    2
         9.22     No Default......................................................................................    2
         9.23     Status of Property..............................................................................    2
         9.24     The Collateral..................................................................................    2
         9.25     REIT Status.....................................................................................    2
         9.26     Stock...........................................................................................    2

SECTION 10.       AFFIRMATIVE COVENANTS...........................................................................    2

         10.1     Reports, Certificates and Other Information.....................................................    2
                  10.1.1      Annual Report.......................................................................    2
                  10.1.2      Interim Reports.....................................................................    2
                  10.1.3      Compliance Certificates.............................................................    2
                  10.1.4      Reports to the SEC and to Shareholders..............................................    2
                  10.1.5      Notice of Default, Litigation and ERISA Matters.....................................    2
                  10.1.6      Borrowing Base Certificates.........................................................    2
                  10.1.7      Management Reports..................................................................    2
                  10.1.8      Subordinated Debt Notices...........................................................    2
                  10.1.9      Notices Regarding Certain Debt......................................................    2
                  10.1.10     Projections.........................................................................    2
                  10.1.11     Notices Regarding Major Agreements..................................................    2
                  10.1.12     Other Information...................................................................    2
         10.2     Books, Records and Inspections..................................................................    2
         10.3     Maintenance of Property; Insurance..............................................................    2
         10.4     Compliance with Laws; Payment of Taxes and Liabilities..........................................    2


                                                                                                                     Page
         10.5     Maintenance of Existence, etc...................................................................    2
         10.6     Use of Proceeds.................................................................................    2
         10.7     Employee Benefit Plans..........................................................................    2
         10.8     Environmental Matters...........................................................................    2
         10.9     Further Assurances..............................................................................    2

SECTION 11.       NEGATIVE COVENANTS..............................................................................    2

         11.1     Debt............................................................................................    2
         11.2     Liens...........................................................................................    2
         11.3     Restricted Payments.............................................................................    2
         11.4     Mergers, Consolidations, Sales..................................................................    2
         11.5     Modification of Organizational Documents........................................................    2
         11.6     Transactions with Affiliates....................................................................    2
         11.7     Unconditional Purchase Obligations..............................................................    2
         11.8     Inconsistent Agreements.........................................................................    2
         11.9     Business Activities; Issuance of Equity.........................................................    2
         11.10    Investments.....................................................................................    2
         11.11    Restriction of Amendments to Certain Documents..................................................    2
         11.12    Fiscal Year.....................................................................................    2
         11.13    Financial Covenants.............................................................................    2
                  11.13.1     Adjusted EBITDA to Debt Service Ratio...............................................    2
                  11.13.2     Adjusted EBITDA to Fixed Charge Ratio...............................................    2
                  11.13.3     Total Leverage Ratio................................................................    2
                  11.13.4     Unencumbered Adjusted NOI to Total Unsecured Debt Service Ratio.....................    2
                  11.13.5     Tangible Net Worth..................................................................    2
         11.14    Interest Rate Protection........................................................................    2

SECTION 12.       EFFECTIVENESS; CONDITIONS OF LENDING, ETC.......................................................    2

         12.1     Initial Credit Extension........................................................................    2
                  12.1.1      Notes...............................................................................    2
                  12.1.2      Authorization Documents.............................................................    2
                  12.1.3      Consents, etc.......................................................................    2
                  12.1.4      Letter of Direction.................................................................    2
                  12.1.5      Guaranty............................................................................    2
                  12.1.6      Collateral Documents................................................................    2
                  12.1.7      Title Reports.......................................................................    2
                  12.1.8      Subordination Agreements............................................................    2
                  12.1.9      Opinions of Counsel.................................................................    2
                  12.1.10     Insurance...........................................................................    2
                  12.1.11     Payment of Fees.....................................................................    2
                  12.1.12     Solvency Certificate................................................................    2
                  12.1.13     Environmental Reports...............................................................    2
                  12.1.14     Search Results; Lien Terminations...................................................    2
                  12.1.15     Borrowing Base Certificate..........................................................    2

                                                                                                                     Page
                  12.1.16     Closing Certificate, Consents and Permits...........................................    2
                  12.1.17     Other...............................................................................    2
         12.2     Conditions......................................................................................    2
                  12.2.1      Compliance with Warranties, No Default, etc.........................................    2
                  12.2.2      Confirmatory Certificate............................................................    2

SECTION 13.       EVENTS OF DEFAULT AND THEIR EFFECT..............................................................    2

         13.1     Events of Default...............................................................................    2
                  13.1.1      Non-Payment of the Loans, etc.......................................................    2
                  13.1.2      Non-Payment of Other Debt...........................................................    2
                  13.1.3      Other Material Obligations..........................................................    2
                  13.1.4      Bankruptcy, Insolvency, etc.........................................................    2
                  13.1.5      Non-Compliance with Loan Documents..................................................    2
                  13.1.6      Representations; Warranties.........................................................    2
                  13.1.7      Pension Plans.......................................................................    2
                  13.1.8      Judgments...........................................................................    2
                  13.1.9      Invalidity of Guaranty..............................................................    2
                  13.1.10     Invalidity of Subordination Provisions, etc.........................................    2
                  13.1.11     Change of Control...................................................................    2
                  13.1.12     Material Adverse Effect.............................................................    2
         13.2     Effect of Event of Default......................................................................    2

SECTION 14.       THE AGENT.......................................................................................    2

         14.1     Appointment and Authorization...................................................................    2
         14.2     Issuing Lender..................................................................................    2
         14.3     Delegation of Duties............................................................................    2
         14.4     Exculpation of Administrative Agent.............................................................    2
         14.5     Reliance by Administrative Agent................................................................    2
         14.6     Notice of Default...............................................................................    2
         14.7     Credit Decision.................................................................................    2
         14.8     Indemnification.................................................................................    2
         14.9     Administrative Agent in Individual Capacity.....................................................    2
         14.10    Successor Administrative Agent..................................................................    2
         14.11    Subordinated Debt...............................................................................    2
         14.12    Administrative Agent May File Proofs of Claim...................................................    2
         14.13    Other Agents; Arrangers and Managers............................................................    2

SECTION 15.       GENERAL.........................................................................................    2

         15.1     Waiver; Amendments..............................................................................    2
         15.2     Confirmations...................................................................................    2
         15.3     Notices.........................................................................................    2
         15.4     Computations....................................................................................    2
         15.5     Costs, Expenses and Taxes.......................................................................    2

                                                                                                                Page
         15.6     Assignments; Participations.............................................................            2
                  15.6.1      Assignments.................................................................            2
                  15.6.2      Participations..............................................................            2
         15.7     Register................................................................................            2
         15.8     GOVERNING LAW...........................................................................            2
         15.9     Confidentiality.........................................................................            2
         15.10    Severability............................................................................            2
         15.11    Nature of Remedies......................................................................            2
         15.12    Entire Agreement........................................................................            2
         15.13    Counterparts............................................................................            2
         15.14    Successors and Assigns..................................................................            2
         15.15    Captions................................................................................            2
         15.16    Customer Identification - USA Patriot Act Notice........................................            2
         15.17    INDEMNIFICATION BY THE COMPANY..........................................................            2
         15.18    Nonliability of Lenders.................................................................            2
         15.19    FORUM SELECTION AND CONSENT TO JURISDICTION.............................................            2
         15.20    WAIVER OF JURY TRIAL....................................................................            2

ANNEX A - LENDERS AND PRO RATA SHARES.....................................................................   ANNEX A- 2


ANNEX B - ADDRESSES FOR NOTICES...........................................................................    ANNEX B-2


EXHIBIT A - FORM OF NOTE..................................................................................       EX A-2


EXHIBIT B - FORM OF COMPLIANCE CERTIFICATE................................................................       EX B-2


EXHIBIT C - FORM OF BORROWING BASE CERTIFICATE............................................................       EX C-2

EXHIBIT E - FORM OF NOTICE OF BORROWING...................................................................       EX E-2


EXHIBIT F - FORM OF NOTICE OF CONVERSION/CONTINUATION.....................................................       EX F-2

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT dated as of September 30, 2004 (this "Agreement") is entered into among SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (the "Company"), SUN COMMUNITIES, INC., a Maryland corporation (the "REIT"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Lenders") and STANDARD FEDERAL BANK NATIONAL ASSOCIATION (in its individual capacity, "Standard Federal"), as administrative agent for the Lenders.

      The Lenders have agreed to make available to the Company a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein.

      In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS.

      1.1 Definitions. When used herein the following terms shall have the following meanings:

      Acquired Debt means mortgage Debt or Debt with respect to Capital Leases of a Person existing at the time such Person became a Subsidiary or assumed by the Company or a Subsidiary of the Company pursuant to an Acquisition permitted hereunder (and not created or incurred in connection with or in anticipation of such Acquisition).

      Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

      Adjusted EBITDA means EBITDA less, solely in respect of each Developed Property, a capital expenditure reserve equal to $50 per pad and the greater of actual management fees or an imputed management fee equal to 4% of Base Rent Revenues.

      Adjusted NOI means the Net Operating Income from the properties within the Borrowing Base Pool for the respective Computation Period less: (a) a capital expenditure reserve equal to $50 per pad for each fully developed pad; and (b) the greater of actual management fees or an imputed management fee equal to 4% of Base Rent Revenues.

      Administrative Agent means Standard Federal in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

      Affected Loan - see Section 8.3.

      Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

      Agent Fee Letter means the Fee letter dated as of August 5, 2004 between the Company and the Administrative Agent.

      Agreement - see the Preamble.

      Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the "Level") then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column "LIBOR Margin", (ii) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin" and (iii) the L/C Fee shall be the percentage set forth under the column "L/C Fee Rate":

                                                        LIBOR           BASE RATE        L/C FEE
LEVEL             TOTAL LEVERAGE RATIO                  MARGIN            MARGIN           RATE
I      Less than 0.40:1                                 1.125%                0%           1.125%

II     Greater than or equal to 0.40:1 but less          1.25%                0%            1.25%
       than 0.50:1

III    Greater than or equal to 0.50:1 but less          1.50%             0.25%            1.50%
       than 0.60:1

IV     Greater than or equal to 0.60:1                   1.75%             0.50%            1.75%

      The LIBOR Margin, the Base Rate Margin and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth (5th) Business Day after the Company provides or is required to provide the annual and quarterly financial statements and other information pursuant to Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, pursuant to Section 10.1.3. Notwithstanding anything contained in this paragraph to the contrary, (a) if the Company fails to deliver such financial statements and Compliance Certificate in accordance with the provisions of Section 10.1.1, 10.1.2 and 10.1.3, the LIBOR Margin, the Base Rate Margin and the L/C Fee Rate shall be based upon Level IV above beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level;
(b) no reduction to any Applicable Margin shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing; and (c) the initial Applicable Margin on the Closing Date shall be based on Level IV until the date on which the financial statements and Compliance Certificate are required to be delivered for the Fiscal Quarter ending September 30, 2004.

      Assignee - see Section 15.6.1.

      Assignment Agreement - see Section 15.6.1.

      Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

      Bank Product Agreements means those certain cash management service agreements entered into from time to time between any Loan Party and a Lender or its Affiliates in connection with any of the Bank Products.

      Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Administrative Agent or any Lender as a result of the Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

      Bank Products means any service or facility extended to any Loan Party by any Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions,
(f) cash management, including controlled disbursement, accounts or services, or
(g) Hedging Agreements.

      Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

      Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

      Base Rate Margin - see the definition of Applicable Margin.

      Base Rent Revenues means actual rent received for Manufactured Home sites and Recreational Vehicle sites.

      Borrowing Base means the amount, on a property-by-property basis, equal, in aggregate, to the lower of:

      1.    The sum of:

            (i)   65% of the Borrowing Base Pool Value;

            (ii)  LESS GMAC Pool Debt;

            (iii) LESS the Sea Air Property Debt.

      2.    The Permanent Loan Estimate.

      3. An amount equal to 200% of the Borrowing Base attributable to the Unencumbered Pool.

      The Borrowing Base will be calculated on a quarterly basis, or more frequently, if there are changes to the Borrowing Base Pool.

      Notwithstanding anything contained herein to the contrary, not more than 15% of the Borrowing Base may be attributeable to Recreational Vehicle Communities.

      Borrowing Base Certificate means a certificate substantially in the form of Exhibit C.

      Borrowing Base Pool means (a) initially, the properties listed on Schedule 1.1(a) attached hereto and (b) any future properties designated by the Company, acceptable to the Administrative Agent and the Required Lenders and meeting the following criteria:

      (i) Either (z) properties must be wholly-owned by the REIT, the Company or their Subsidiaries in fee simple, with the exception of ground leases approved by the Administrative Agent, in its sole discretion, or (y) properties not 100% owned which the REIT and the Company consolidates on its financial statements and in which the REIT, the Company or their Subsidiaries holds a majority interest, acts as the General Partner and controls all management and financial decisions acceptable to the Administrative Agent, in its reasonable discretion;

      (ii) Properties must not have any restrictions on sale or ability to be encumbered by the Company;

      (iii) Properties must be Manufactured Home Communities or Recreational Vehicle Communities;

      (iv) No single property in the Borrowing Base Pool shall account for more than 20% of the total Borrowing Base;

      (v) There shall be no less than fifteen (15) properties in the Borrowing Base Pool at any time;

      (vi) No more than 50% of the Borrowing Base may be comprised of properties located in any single market (as reasonable determined by the Administrative Agent), city, or county;

      (vii) The Administrative Agent shall have received a current environmental report and a title review satisfactory to the Administrative Agent in all respects with regard to each property in the Borrowing Base Pool.

Properties included in the Borrowing Base Pool as of the date hereof are identified in Schedule 1.1(a). The Company may add, delete or substitute properties included in the Borrowing Base Pool at its discretion upon notice thereof to the Administrative Agent; provided, however, that properties added to the Borrowing Base Pool after the date of this Agreement must meet the conditions set forth in this definition of Borrowing Base Pool and must be acceptable to the Required Lenders in their reasonable discretion. No property shall be deleted from the Borrowing Base Pool at the request of the Company, if immediately after giving effect to such deletion, (a) an Event of Default or Unmatured Event of Default would exist or (b) the Revolving Outstandings plus the outstanding amount of the Swing Line Loan would exceed the Borrowing Base.

      In addition to any other rights that they may have under this Agreement, The Administrative Agent and/or the Required Lenders may from time to time remove one or more properties from the Borrowing Base Pool if any of the following events occur:

      (A) if a default occurs and remains uncured with respect to the GMAC Debt, then one or more of the GMAC Pool properties may be removed;

      (B) if a default occurs and remains uncured with respect to any of the Major Agreements relating to the High Point Property, then the High Point Property may be removed;

      (C) if a default occurs and remains uncured with respect to any of the Major Agreements relating to the Sea Air Property, then the Sea Air Property may be removed;

      (D) if a default occurs and remains uncured with respect any of the Major Agreements relating to the SunChamp Portfolio, then one or more of the SunChamp Portfolio properties may be removed; or

      (E) if any of the Unencumbered Properties becomes encumbered or the ownership and/or management of any such property changes so that the REIT, the Company or their Subsidiaries no longer controls all management and financial decisions with respect thereto, then such property may be removed.

      Borrowing Base Pool Value means the sum of the Capitalized Value of the properties included in the Borrowing Base Pool.

      BSA - see Section 10.4.

      Business Day means any day on which Standard Federal is open for commercial banking business in Troy, Michigan and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

      Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the REIT and the Company, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

      Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

      Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the Effective Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a Trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

      Capitalized Value means (a) for each Manufactured Home Community, the quotient of the Net Operating Income for such property for the most recently ended two Fiscal Quarters multiplied by 2, then divided by 7.75%, and (b) for each Recreational Vehicle Community, the quotient of the Net Operating Income for such property for the most recently ended four Fiscal Quarters divided by 7.75%.

      Cash Collateralize means to deliver cash collateral to the Administrative Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Administrative Agent. Derivatives of such term have corresponding meanings.

      Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit, time deposit or banker's acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through
(c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Administrative Agent.

      Change of Control means the occurrence of any of the following events: (a) the REIT shall cease to own and control at least 70% of the outstanding Capital Securities of the Company or ceases to be the general partner of the Company or ceases to control all management and financial decisions of the Company; (b) the REIT, the Company or their Subsidiaries shall cease to control all management and financial decisions of any Loan Party (other than SunChamp

LLC); or (c) the Company ceases to directly or indirectly own at least 60% of the Capital Securities of SunChamp LLC.

      Closing Date - see Section 12.1.

      Code means the Internal Revenue Code of 1986, as amended.

      Collateral means any and all of the assets in which the Administrative Agent and the Lenders have been granted a mortgage, security interest, pledge and or other lien pursuant to the Collateral Documents.

      Collateral Documents means each of the mortgages, security agreements, pledge agreements and other documents required pursuant to Section 3.3.

      Commitment means, as to any Lender, such Lender's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender's commitment to make Loans is set forth on Annex A.

      Company - see the Preamble.

      Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.

      Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter, provided, however, that for purposes of computing EBITDA and Net Operating Income, the computations for Manufactured Home Communities shall be based upon the most recent 2 Fiscal Quarters, annualized.

      Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or
(iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

      Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Company, are treated as a single employer under
Section 414 of the Code or Section 4001 of ERISA.

      Debt of any Person means, without duplication, (a) all indebtedness of such Person, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business),
(e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (h) all Contingent Liabilities of such Person, (i) all recourse debt of any partnership of which such Person is a general partner, (j) all Hedging Obligations of such Person (excluding the Company's three existing interest rate swap agreements and any future hedging agreements treated by such Person as permanent fixed rate debt), and (k) such Person's pro-rata share of all joint venture recourse debt).

      Debt Service means, for any period, the sum (without duplication) of Interest Expense (including capitalized interest) for such period plus (ii) scheduled principal amortization of any Debt of the REIT, the Company and their consolidated Subsidiaries and any unscheduled principal amortization payments actually made or required to be made during such period pursuant to a settlement of such Debt (giving effect to any principal payments actually made or required to be made other than scheduled balloon payments due on the applicable maturity date that are not then due or past due) for such period, all determined on a consolidated basis for the REIT, the Company and their consolidated Subsidiaries.

      Debt to be Repaid means Debt listed on Schedule 12.1.

      Developed Property means a property or portion of a property which is not under construction and is operational and open for business.

      Dollar and the sign "$" mean lawful money of the United States of America.

      EBITDA means, for the trailing Computation Period, as reported by the Company, the sum of: (i) net income plus income allocated to OP unit holders (excluding any non-recurring gains and losses); plus (ii) an amount which, in the determination of net income for such trailing

Computation Period, has been deducted for or in connection with (A) consolidated Interest Expense (plus amortization of deferred financing costs included in the determination of consolidated Interest Expense per GAAP), (B) income taxes, and
(C) depreciation and amortization (including amortization of the portion, if any, of any purchase price allocated to in-place leases), all determined on a consolidated basis in accordance with GAAP. In each case, EBITDA will be adjusted to give pro forma effect to assets acquired during the calendar year.

      Effective Date - see last paragraph of this Agreement.

      Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

      Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended.

      Event of Default means any of the events described in Section 13.1.

      Excluded Taxes means taxes based upon, or measured by, the Lender's or Administrative Agent's (or a branch of the Lender's or Administrative Agent's) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which such Lender or Administrative Agent is organized, (b) in a jurisdiction which the Lender's or Administrative Agent's principal office is located, or (c) in a jurisdiction in which such Lender's or Administrative Agent's lending office (or branch) in respect of which payments under this Agreement are made is located.

      Federal Funds Rate means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. The Administrative Agent's determination of such rate shall be binding and conclusive absent manifest error.

      Fiscal Quarter means a fiscal quarter of a Fiscal Year.

      Fiscal Year means the fiscal year of the Company, the REIT and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2004") refer to the Fiscal Year ending on December 31 of such calendar year.

      Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of Adjusted EBITDA of the Company, the REIT and their consolidated Subsidiaries to (b) the sum for such period of Fixed Charges of the Company, the REIT and their consolidated Subsidiaries.

      Fixed Charges means cash Interest Expense, capitalized interest, scheduled amortization payments, preferred dividends (if any), including distributions to preferred OP Unit holders, and reserve fundings required by any other debt agreements. Notwithstanding the above, prepayment penalty fees will not be included in Fixed Charges.

      FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

      Funded Debt means, as to any Person, all outstanding Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

      Funds From Operations means consolidated net income (loss) before extraordinary items, computed in accordance with GAAP, plus, to the extent deducted in determining net income (loss) and without duplication, (i) gains (or losses) from debt restructuring and sales of property, (ii) non-recurring charges, (iii) provisions for losses, (iv) real estate related depreciation and amortization (excluding amortization of financing costs, but including amortization of the portion, if any, of any purchase price allocated to in-place leases), and (v) amortization of organizational expenses, less, to the extent included in net income (loss), non-recurring income.

      GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

      GMAC Pool means the seven properties identified on Schedule 1.1(a) as the GMAC Pool.

      GMAC Pool Debt means the indebtedness encumbering the GMAC Pool as identified on Schedule 1.1(c).

      Gross Asset Value means the sum of cash, Cash Equivalents and refundable cash deposits of the Company, the REIT and their consolidated Subsidiaries, plus the capitalized market asset value of all the real estate owned by the Company, the REIT and their consolidated Subsidiaries, as calculated by the EBITDA of the Company, the REIT and their consolidated Subsidiaries for such Computation Period divided by 7.75%, plus the GAAP book value of the unencumbered

Owned Manufactured Homes held in inventory, plus the Transitional Pads Value, plus the lesser of (i) the GAAP book value of land owned and held by the REIT, the Company and their Subsidiaries for future development or (ii)
$40,000,000.00.

      Group - see Section 2.2.1.

      Guarantors means the REIT and the Persons set forth in Schedule 1.1(b) and any other Person that hereafter executes and delivers the Guaranty or a separate guaranty in substantially the form of the Guaranty.

      Guaranty means the Guaranty dated as of the date hereof executed and delivered by the Guarantors, together with any joinders thereto and any other guaranty executed by a Loan Party, in each case in form and substance satisfactory to the Administrative Agent.

      Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous substances", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

      Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

      Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person's obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

      High Point Property means the property identified on Schedule 1.1 as the High Point Property.

      Indemnified Liabilities - see Section 15.16.

      Interest Expense means for any period the consolidated interest expense of the REIT, the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases).

      Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two, three, six or nine months thereafter as selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

            (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

            (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (c) the Company may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date.

      Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

      Issuing Lender means Standard Federal, in its capacity as the issuer of Letters of Credit hereunder, or any Affiliate of Standard Federal that may from time to time issue Letters of Credit, and their successors and assigns in such capacity.

      L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Lender at the time of such request for the type of letter of credit requested.

      L/C Fee Rate - see the definition of Applicable Margin.

      Lender - see the Preamble. References to the "Lenders" shall include the Issuing Lender; for purposes of clarification only, to the extent that Standard Federal (or any successor Issuing Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term "Lender" shall include Affiliates of a Lender providing a Bank Product.

      Lender Party - see Section 15.16.

      Letter of Credit - see Section 2.1.2.

      LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

      LIBOR Margin - see the definition of Applicable Margin.

      LIBOR Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

      LIBOR Rate means a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by the Administrative Agent in its sole and absolute discretion, divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period. The Administrative Agent's determination of the LIBOR Rate shall be conclusive, absent manifest error.

      Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

      Loan or Loans means, as the context may require, Revolving Loans and/or Swing Line Loans.

      Loan Documents means this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, the Guaranty, the Collateral Documents and all documents, instruments and agreements delivered in connection with the foregoing.

      Loan Party means the REIT, the Company, the Guarantors, and each Subsidiary or Affiliate of the Company that either owns any of the properties in the Borrowing Base Pool from time to time and/or controls the management and financial decisions with regard to any such property.

      Major Agreement means each of the agreements and other documents listed on
Schedule 1.1(d).

      Mandatory Prepayment Event - see Section 6.2.2(a).

      Manufactured Home means a manufactured home as defined in section 603(6) of the national manufactured housing construction and safety standards act of 1974, 42 U.S.C. 5402(6), which is used as a residence, but shall not include any recreational vehicle.

      Manufactured Home Community means a property meeting the requirements of the definition of Borrowing Base Pool and the pads on which property consist of at least 50% Manufactured Home pads.

      Margin Stock means any "margin stock" as defined in Regulation U.

      Master Letter of Credit Agreement means, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form, if any, being used by the Issuing Lender at such time.

      Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

      Multiemployer Pension Plan means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company or any other member of the Controlled Group has liability or has a reasonable expectation of liability.

      Net Operating Income means, with respect to any property, the gross income derived from the operation of such property, including any rent loss or business interruption insurance proceeds, water and sewer charges, recreational vehicle storage charges, laundry, parking or other vending or concession income, and other miscellaneous ancillary income of the property, less operating expenses of the property, all in accordance with accounting principles now in effect, as set forth in the operating statements for the property. Net Operating Income will be adjusted to give pro forma effect to assets acquired during the calendar year.

      Non-U.S. Participant - see Section 7.6(d).

      Non-Use Fee - see Section 5.1.

      Note means a promissory note substantially in the form of Exhibit A.

      Notice of Borrowing - see Section 2.2.2.

      Notice of Conversion/Continuation - see Section 2.2.3.

      Obligations means all monetary obligations (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit and surety bonds, all Hedging Obligations permitted hereunder which are owed to any Lender or its Affiliate, and all Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

      OFAC - see Section 10.4.

      Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

      Owned Manufactured Homes means Manufactured Homes owned by the REIT, the Company or its Subsidiaries, or Sun Home Services, Inc. free and clear of any indebtedness and located within Manufactured Home Communities owned by the REIT, the Company or their Subsidiaries.

      Participant - see Section 15.6.2.

      PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Company or any member of the Controlled Group has liability or a reasonable expectation of liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      Permanent Loan Estimate means an amount equal to the pro forma loan amount achieved by:

      (i) Dividing Adjusted NOI by a Debt Service Coverage Factor of 1.25x ("Available NOI");

      (ii) Then dividing the Available NOI by the Mortgage Constant derived by assuming a 30-year amortization factor and an interest rate equal to the greater of (a) the on the run 10-year Treasury Bond Rate as displayed in the Bloomberg Financial Markets system plus 1.50%, or
            (b) 7.00%;

      (iii) Then subtracting the then outstanding amount of the total GMAC Pool Debt and the Sea Air Property Debt.

      Permitted Lien means a Lien expressly permitted hereunder pursuant to
Section 11.2.

      Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

      Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its prime rate (whether or not such rate is actually charged by the Administrative Agent), which is not intended to be the Administrative Agent's lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Administrative Agent shall not be obligated to give notice of any change in the Prime Rate.

      Pro Rata Share means with respect to a Lender's obligation to make Revolving Loans, participate in Letters of Credit, reimburse the Issuing Lender, receive payments of principal, interest, fees, costs, and expenses with respect thereto and as to all other matters as to a particular Lender, (x) prior to the Revolving Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender's Revolving Commitment, by (ii) the aggregate Revolving Commitment of all Lenders and (y) from and after the time the Revolving Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Revolving Outstandings (after settlement and repayment of all Swing Line Loans by the Lenders) by (ii) the aggregate unpaid principal amount of all Revolving Outstandings.

      Recreational Vehicle Community means a property meeting the requirements of the definition of Borrowing Base Pool and the pads on which property consist of less than 50% Manufactured Home pads.

      Refunded Swing Line Loan - see Section 2.2.4(c).

      Regulation D means Regulation D of the FRB.

      Regulation U means Regulation U of the FRB.

      REIT - see the Preamble.

      Replacement Lender - see Section 8.7(b).

      Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

      Required Lenders means, at any time, Lenders whose Pro Rata Shares exceed 66?% as determined pursuant to the definition of "Pro Rata Share".

      Revolving Commitment means $90,000,000.00, as reduced from time to time pursuant to Section 6.1 or as increased from time to time pursuant to Section 6.5.

      Revolving Loan - see Section 2.1.1.

      Revolving Loan Availability means the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base.

      Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

      Sea Air Property means the property identified on Schedule 1.1(a) as the Sea Air Property.

      Sea Air Property Debt means the indebtedness encumbering the Sea Air Property as identified on Schedule 1.1(c).

      SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

      Senior Debt means all Debt of the REIT, the Company and its Subsidiaries other than Subordinated Debt.

      Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer, the treasurer or the controller of such Loan Party.

      Standard Federal - see the Preamble.

      Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

      Subordinated Debt means any unsecured Debt of the Company which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Lenders.

      Subordinated Debt Documents means all documents and instruments relating to the Subordinated Debt and all amendments and modifications thereof approved by the Administrative Agent.

      Subordination Agreements means all subordination agreements executed by a holder of Subordinated Debt in favor of the Administrative Agent and the Lenders from time to time after the Effective Date.

      Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

      SunChamp Portfolio means the properties identified on Schedule 1.1(a) as the SunChamp Portfolio.

      Swing Line Availability means the lesser of (a) the Swing Line Commitment Amount and (b) Revolving Loan Availability (less Revolving Outstandings at such time).

      Swing Line Commitment Amount means $5,000,000.00, as reduced from time to time pursuant to Section 6.1, which commitment constitutes a subfacility of the Revolving Commitment of the Swing Line Lender.

      Swing Line Lender means Standard Federal.

      Swing Line Loan - see Section 2.2.4.

      Tangible Net Worth means consolidated shareholder equity of the REIT plus add-back of minority interest in the Company (and not minority interests in any other entity) and accumulated depreciation minus all intangible assets (other than any purchase price allocation assigned to in place leases), all determined in accordance with GAAP.

      Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

      Termination Date means (a) that date which is three (3) years after the Effective Date or (b) if Company has timely exercised its option to extend the Termination Date pursuant to Section 6.6, to that date that is four (4) years after the Effective Date or (c) such earlier date on which the Commitments terminate pursuant to Section 6 or 13.

      Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of Company or any other member of the Controlled Group from such Pension Plan during a plan year in which Company or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under
Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

      Total Leverage Ratio means Total Liabilities divided by the Gross Asset Value.

      Total Liabilities means all GAAP indebtedness of the Company, the REIT and their consolidated Subsidiaries on a consolidated basis, including recourse and non-recourse mortgage debt, letters of credit, purchase obligations, forward equity sales, repurchase obligations, unsecured debt accounts payable, lease obligations (including ground leases, to be classified as capital leases on the balance sheet of the Company, the REIT and their consolidated Subsidiaries), guarantees of indebtedness, the ownership share (the greater of (a) economic or (b) nominal share) of the Company, the REIT and their consolidated Subsidiaries of non-recourse debt in unconsolidated affiliates or debt that is no recourse to the Company, the REIT and their consolidated Subsidiaries, and subordinated debt and unfunded obligations of the Company, the REIT and their consolidated Subsidiaries, provided, however, that "Total Liabilities" shall not include dividends declared by the Company which are permitted, but not yet paid, or Preferred Operating Partnership Units and Preferred Stock that mature after the Termination Date.

      Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using the actuarial assumptions and methods used in the then most recent actuarial valuation reports for the Pension Plan.

      Transitional Pads means unleased pads at Developed Properties included in the Borrowing Base Pool.

      Transitional Pads Value means an amount equal to 90% of the lesser of (a) the Company's cost basis in the Transitional Pads as reported quarterly by the Company, or (b) $20,000 per pad.

      type - see Section 2.2.1.

      Unencumbered Adjusted NOI means the Net Operating Income from the Unencumbered Pool for the most recently ended Computation Period less, in respect of each Developed Property: (a) a capital expenditure reserve equal to $50 per pad; and (b) the greater of actual management fees or an imputed management fee equal to 4% of Base Rent Revenues.

      Unencumbered Pool means (A) Manufactured Home Communities and Recreational Vehicle Communities that are not securing any Debt and are owned in fee simple or ground leased under ground leases approved by the Administrative Agent in its reasonable discretion, and which either (i) are wholly-owned by the Company, the REIT and/or their Subsidiaries, or (ii) are not wholly-owned by the Company, the REIT and/or their Subsidiaries, but are directly or indirectly majority-owned by the Company or the REIT, the Company or the REIT directly or indirectly acts as the general partner or manager of such entity and controls all management and financial decisions; and such Communities are consolidated on the Company's Financial Statements, (B) the Sunchamp Portfolio, and (C) the High Point Property.

      Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using the actuarial assumptions and methods used in the then most recent actuarial valuation reports for the Pension Plan.

      Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

      Unsecured Debt Service means, for any Computation Period, Debt Service in respect of unsecured Debt.

      Wholly-Owned Subsidiary means, a Subsidiary all of the Capital Securities of which (except directors' qualifying Capital Securities) are at the time directly or indirectly owned by the Company, the REIT and/or another Wholly-Owned Subsidiary of such Person.

      Withholding Certificate - see Section 7.6(d).

      1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) The term "including" is not limiting and means "including without limitation."

            (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and
      (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

            (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent's or Lenders' involvement in their preparation.

      SECTION 2. COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF
                 CREDIT PROCEDURES.

      2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Company as follows:

            2.1.1 Revolving Loan Commitment. Each Lender agrees to make loans on a revolving basis ("Revolving Loans") from time to time until the Termination Date in such Lender's Pro Rata Share of such aggregate amounts as the Company may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed Revolving Loan Availability (less the amount of any Swing Line Loans outstanding at such time).

            2.1.2 L/C Commitment. Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a "Letter of Credit"), at the request of and for the account of the Company from time to time before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $15,000,000.00 and (b) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability (less the amount of any Swing Line Loans outstanding at such time).

      2.2 Loan Procedures.

            2.2.1 Various Types of Loans. Each Revolving Loan shall be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than six (6) different Groups of LIBOR Loans shall be outstanding at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all types and Groups of Loans.

            2.2.2 Borrowing Procedures. The Company shall give written notice (each such written notice, a "Notice of Borrowing") substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Borrowing) to the Administrative Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 1:00 P.M., Detroit time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 11:00 A.M., Detroit time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 3:00 P.M., Detroit time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender's Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $1,000,000.00 and an integral multiple of $100,000.00, and each LIBOR borrowing shall be in an aggregate amount of at least $1,000,000.00 and an integral multiple of at least $100,000.00.

            2.2.3 Conversion and Continuation Procedures. (a) Subject to Section 2.2.1, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

                  (A) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $1,000,000.00 or a higher integral multiple of $100,000.00) into Loans of the other type; or

                  (B) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $1,000,000.00 or a higher integral multiple of $100,000.00) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $1,000,000.00 or a higher integral multiple of $100,000.00.

            (b) The Company shall give written notice (each such written notice, a "Notice of Conversion/Continuation") substantially in the form of Exhibit F or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 1:00 P.M., Detroit time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Detroit time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

                  (A) the proposed date of conversion or continuation;

                  (B) the aggregate amount of Loans to be converted or continued;

                  (C) the type of Loans resulting from the proposed conversion or continuation; and

                  (D) in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

            (c) If upon the expiration of any Interest Period applicable to LIBOR Loans, the Company has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, the Company shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.

            (d) The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section
      2.2.3 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

            (e) Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

            2.2.4 Swing Line Facility.

            (a) The Administrative Agent shall notify the Swing Line Lender upon the Administrative Agent's receipt of any Notice of Borrowing. Subject to the terms and conditions hereof, the Swing Line Lender may, in its sole discretion, make available from time to time until the Termination Date advances (each, a "Swing Line Loan") in accordance with any such notice, notwithstanding that after making a requested Swing Line Loan, the sum of the Swing Line Lender's Pro Rata Share of the Revolving Outstanding and all outstanding Swing Line Loans, may exceed the Swing Line Lender's Pro Rata Share of the Revolving Commitment. The provisions of this Section 2.2.4 shall not relieve Lenders of their obligations to make Revolving Loans under Section 2.1.1; provided that if the Swing Line Lender makes a Swing Line Loan pursuant to any such notice, such Swing Line Loan shall be in lieu of any Revolving Loan that otherwise may be made by the Lenders pursuant to such notice. The aggregate amount of Swing Line Loans outstanding shall not exceed at any time Swing Line Availability. Until the Termination Date, the Company may from time to time borrow, repay and reborrow under this
      Section 2.2.4. Each Swing Line Loan shall be made pursuant to a Notice of Borrowing delivered by the Company to the Administrative Agent in accordance with Section 2.2.2. Any such notice must be given no later than 2:00 P.M., Detroit time, on the Business Day of the proposed Swing Line Loan. Unless the Swing Line Lender has received at least one Business Day's prior written notice from the Required Lenders instructing it not to make a Swing Line Loan, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 12.2, be entitled to fund that Swing Line Loan, and to have such Lender make Revolving Loans in accordance with Section 2.2.4(c) or purchase participating interests in accordance with Section 2.2.4(d). Notwithstanding any other provision of this Agreement or the other Loan Documents, each Swing Line Loan shall constitute a Base Rate Loan. The Company shall repay the aggregate outstanding principal amount of each Swing Line Loan upon demand therefor by the Administrative Agent.

            (b) The entire unpaid balance of each Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date if not sooner paid in full.

            (c) The Swing Line Lender, at any time and from time to time no less frequently than once weekly, shall on behalf of the Company (and the Company hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Loan to the Company (which shall be a Base Rate Loan) in an amount equal to that Lender's Pro Rata Share of the principal amount of all Swing Line Loans (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Section
      13.1.4 has occurred (in which event the procedures of Section 2.2.4(d) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall disburse directly to the Administrative Agent, its Pro Rata Share on behalf of the Swing Line Lender, prior to 2:00 P.M., Detroit time, in immediately available funds on the date that notice is given (provided that such notice is given by 12:00 p.m., Detroit time, on such date). The proceeds of those Revolving Loans shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

            (d) If, prior to refunding a Swing Line Loan with a Revolving Loan pursuant to Section 2.2.4(c), one of the events described in Section
      13.1.4 has occurred, then, subject to the provisions of Section 2.2.4(e) below, each Lender shall, on the date such Revolving Loan was to have been made for the benefit of the Company, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

            (e) Each Lender's obligation to make Revolving Loans in accordance with Section 2.2.4(c) and to purchase participation interests in accordance with Section 2.2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Unmatured Event of Default or Event of Default; (iii) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If and to the extent any Lender shall not have made such amount available to the Administrative Agent or the Swing Line Lender, as applicable, by 2:00 P.M., Detroit time, the amount required pursuant to Sections 2.2.4(c) or 2.2.4(d), as the case may be, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Detroit time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and
      (b) thereafter, the Base Rate from time to time in effect.

      2.3 Letter of Credit Procedures.

          2.3.1 L/C Applications. The Company shall execute and deliver to the Issuing Lender the Master Letter of Credit Agreement from time to time in effect. The Company shall give notice to the Administrative Agent and the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects satisfactory to the Administrative Agent and the Issuing Lender, together with such other documentation as the Administrative Agent or the Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Termination Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the scheduled Termination Date which is Cash

Collateralized for the benefit of the Issuing Lender shall be the sole responsibility of the Issuing Lender. So long as the Issuing Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Lender shall issue such Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

            2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. If the Company does not pay any reimbursement obligation when due, the Company shall be deemed to have immediately requested that the Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligations. The Administrative Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2, 12.2 or otherwise such Lender shall make available to the Administrative Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by the Administrative Agent to the Issuing Lender for the account of the Company in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender's "participation" therein. The Issuing Lender hereby agrees, upon request of the Administrative Agent or any Lender, to deliver to the Administrative Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as the Administrative Agent or such Lender may reasonably request.

            2.3.3 Reimbursement Obligations. (a) The Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made; provided that the Company shall not be precluded from asserting any claim for direct damages suffered by the Company to the extent caused by the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit, or the Issuing Lender's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms of such Letter of Credit.. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 3%. The Issuing Lender shall notify the Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify the Company or the Administrative Agent shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever.

            (b) The Company's reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Lender (excluding any Lender in its capacity as the Issuing Lender) under or in connection with any Letter of Credit or any related matters shall result in any liability of the Administrative Agent or any Lender to the Company, or relieve the Company of any of its obligations hereunder to any such Person.

            2.3.4 Funding by Lenders to Issuing Lender. If the Issuing Lender makes any payment or disbursement under any Letter of Credit and (a) the Company has not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 A.M., Detroit time, on the date of such payment or disbursement, (b) a Revolving Loan may not be made in accordance with Section 2.3.2 or (c) any reimbursement received by the Issuing Lender from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Lender with a Revolving Loan Commitment shall be obligated to pay to the Administrative Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and, upon notice from the Issuing Lender, the Administrative Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the Issuing Lender's account the amount of such other Lender's Pro Rata Share of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M., Detroit time, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Issuing Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Lender's failure to make available to the Administrative Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's Pro Rata Share of any such payment or disbursement.

      2.4 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

      2.5 Certain Conditions. Except as otherwise provided in Section 2.2.4 and
2.3.4 of this Agreement, the Required Lenders may, at their option, by notice to the Company, during the continuance of an Event of Default or Unmatured Event of Default, declare that no Loans may be made or LIBOR Loans continued, or Loans converted into LIBOR Loans; provided that such action may thereafter be rescinded by the Required Lenders, notwithstanding Section 15.1. The Issuing Lender may, at its sole option, by notice to the Company, during the continuance of an Event of Default or Unmatured Event of Default, declare that no Letters of Credit will be issued, renewed or extended.

      2.6 Release of Guarantors. If the Company elects by written notice to the Administrative Agent to delete a property from the Borrowing Base Pool and the owner of such property is not the Company or the REIT and such owner does not own any other properties included in the Borrowing Base, such owner shall be immediately and without any further action on the part of the Administrative Agent or the Lenders be deemed released from the Guaranty on the date of such notice, and upon request by the Company to the Administrative Agent, the Administrative Agent shall provide evidence of such release to the Company; provided that no property shall be deleted from the Borrowing Base Pool at the request of the Company and no Guarantor shall be released or deemed to be released from its Guaranty, if immediately after giving effect to such deletion and/or release, (a) an Event of Default or Unmatured Event of Default would exist or (b) the Revolving Outstandings plus the outstanding amount of the Swing Line Loan would exceed the Borrowing Base.

      SECTION 3. EVIDENCING OF LOANS; SECURITY.

      3.1 Notes. The Loans of each Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender's Revolving Loan Commitment.

      3.2 Recordkeeping. The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Company hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

      3.3 Security for Obligations. As partial security for the Obligations, the Company shall grant, or cause the Loan Parties to grant, to the Administrative Agent for the pro-rata benefit of the Lenders, pursuant to documents in form and substance satisfactory to the Administrative Agent:

            (a) a first priority, perfected assignment of all of the promissory notes, mortgages, assignments and security interests held by any Loan Party in connection with the existing indebtedness of SunChamp in the approximate principal amount of $77,518,000.00;

            (b) a first priority, perfected assignment of all of the promissory notes, mortgages, assignments, security interests, options, negative pledge agreements, collateral assignments of partnership interests and management agreements held by any Loan Party in connection with the High Point Property;

            (c) a first priority, perfected assignment of all of the promissory notes, mortgages, assignments, security interests, options, negative pledge agreements, collateral assignments of partnership interests and management agreements held by any Loan Party in connection with the Sea Air Property; and

            (d) a negative pledge agreement from each Loan Party which directly or indirectly owns an interest in any Person that owns title to and/or ground leases any of the properties in the GMAC Pool.

      SECTION 4. INTEREST.

      4.1 Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

            (a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and

            (b) at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the LIBOR Margin from time to time in effect;

provided that at any time an Event of Default exists, the Required Lenders may at their option, declare that the interest rate applicable to each Loan shall be increased by 3% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus 3%), provided further that such increase may thereafter be rescinded by the Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 13.1.1 or 13.1.4, such increase shall occur automatically.

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

      4.2 Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the first day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of three months, on the three-month anniversary of the first day of such Interest Period), upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

      4.3 Setting and Notice of LIBOR Rates. The applicable LIBOR Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Lender. Each determination of the applicable LIBOR Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable LIBOR Rate hereunder.

      4.4 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

      SECTION 5. FEES.

      5.1 Non-Use Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender, in accordance with such Lender's Pro Rata Share, a non-use fee (the "Non-Use Fee"), for the period from the Effective Date to the Termination Date, at the per annum rate of 0.20% of the daily unused amount of the Revolving Commitment. For purposes of calculating usage under this Section, the Revolving Commitment shall be deemed used to the extent of Revolving Outstandings, excluding the outstanding amount of any Swing Line Loans. Such Non-Use Fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such Non-Use Fee shall not have previously been paid, provided, however that the Non-Use Fee shall not be payable for the period prior to the date which is six (6) months after the Effective Date. The Non-Use Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

      5.2 Letter of Credit Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, unless the Required Lenders otherwise consent, the rate applicable to each Letter of Credit shall be increased by 3% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last day of each calendar month and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

            (b) In addition, with respect to each Letter of Credit, the Company agrees to pay to the Issuing Lender, for its own account, (i) such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by the Company and the Issuing Lender.

      5.3 Administrative Agent's Fees. The Company agrees to pay to the Administrative Agent such agent's fees as are mutually agreed to from time to time by the Company and the Administrative Agent including the fees set forth in the Agent Fee Letter.

      SECTION 6. REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT;
                 PREPAYMENTS; INCREASES IN REVOLVING COMMITMENT; EXTENSION OF TERMINATION DATE.

      6.1 Reduction or Termination of the Revolving Commitment.

            6.1.1 Voluntary Reduction or Termination of the Revolving Commitment. The Company may from time to time on at least five Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment to an amount not less than the Revolving Outstandings plus the outstanding amount of all Swing Line Loans. Any such reduction shall be in an amount not less than $1,000,000.00 or a higher integral multiple of $100,000.00. Concurrently with any reduction of the Revolving Commitment to zero, the Company shall pay all interest on the Revolving Loans, all Non-Use Fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

            6.1.2 All Reductions of the Revolving Commitment. All reductions of the Revolving Commitment shall reduce the Commitments ratably among the Lenders according to their respective Pro Rata Shares.

      6.2 Prepayments.

            6.2.1 Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part; provided that the Company shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., Detroit time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $500,000.00 or a higher integral multiple of $100,000.00.

            6.2.2 Mandatory Prepayments.

            (a) If on any day the Revolving Outstandings plus the outstanding amount of the Swing Line Loan exceeds the Borrowing Base, the Company shall within 15 days either (i) prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess, or (ii) take such other action to correct such non-compliance as the Required Lenders may require.

            (b) If on any day on which the Revolving Commitment is reduced pursuant to Section 6.1.2 the Revolving Outstandings plus the outstanding amount of the Swing Line Loan exceeds the Revolving Commitment, the Company shall immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

      6.3 Manner of Prepayments.

            6.3.1 All Prepayments. Each voluntary partial prepayment shall be in a principal amount of $500,000.00 or a higher integral multiple of $100,000.00. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans (other than the Swing Line Loans) shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Rate Loans in direct order of Interest Period maturities.

      6.4 Repayments.

            6.4.1 Revolving Loans. The Revolving Loans of each Lender shall be paid in full and the Revolving Commitment shall terminate on the Termination Date.

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

      6.5 Increase in Commitments.

            6.5.1 Request for Increase. Provided that no Unmatured Event of Default or Event of Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may, from time to time, at any time prior to the date that is two (2) years after the Effective Date, request an increase in the Revolving Commitment by an amount (for all such requests) not exceeding $125,000,000, less the amount of the Revolving Commitment in effect on the Effective Date; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, and (ii) the Company may, on a combined basis, make a maximum of two such requests in any period of twelve (12) consecutive months. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

            6.5.2 Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. No Lender shall be required to increase its Commitment under any circumstances.

            6.5.3 Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Company may also invite additional financial institutions to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

            6.5.4 Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.

            6.5.5 Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of the Company and each Guarantor dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by an authorized officer of the Company and each Guarantor (i) certifying and attaching the resolutions adopted by the Company and each Guarantor approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 9 and the other Loan Documents that are qualified by materiality are true and correct on and as of the Increase Effective Date, and the representations and warranties contained in Section 9 and the other Loan Documents that are not qualified by materiality are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct, or true and correct in all material respects, as the case may be, as of such earlier date, and except that for purposes of this Section 6.5.5 , the representations and warranties contained in Section 9.4 shall be deemed to refer to the most recent statements furnished pursuant to the provisions of this Agreement, and
(B) no Unmatured Event of Default or Event of Default has occurred and is continuing. The Company shall prepay any Loans outstanding on the Increase Effective Date to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares of the Lenders arising from any nonratable increase in the Commitments under this Section; provided that the Company shall not be obligated to prepay any LIBOR Loans until the end of the applicable Interest Period.

      6.6 Extension of Termination Date.

            6.6.1 The Company's Option to Extend. Provided that no Unmatured Event of Default or Event of Default has occurred and is continuing, upon written notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may, extend the Termination Date, one time, for one (1) year, provided, however, (a) that such written notice shall be received by the Administrative Agent not more than 120 days and not less than 90 days prior to the original Termination Date and (b) such written notice shall be accompanied by a nonrefundable extension fee in an amount equal to 0.25% of the Revolving Commitment from which the Administrative Agent shall promptly pay over to each Lender its Pro Rata Share of such extension fee.

      SECTION 7. MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.


      7.1 Making of Payments. All payments of principal or interest on the Notes, and of all fees, shall be made by the Company to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than noon, Detroit time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under
Section 8.1 shall be made by the Company directly to the Lender entitled thereto without setoff, counterclaim or other defense.

      7.2 Application of Certain Payments. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3. After the occurrence and during the continuance of an Unmatured Event of Default or Event of Default, all amounts collected or received by the Administrative Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the collateral shall be applied as the Administrative Agent shall determine in its discretion. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

      7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

      7.4 Setoff. The Company agrees that the Administrative Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Administrative Agent or such Lender.

      7.5 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of (a) principal of or interest on any Loan, but excluding (i) any payment pursuant to Section 8.7 or 15.6 and (ii) payments of interest on any Affected Loan) or (b) its participation in any Letter of Credit) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

      7.6 Taxes.

            (a) All payments made by the Company or any other Loan Party hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by the Company or such other Loan Party free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

            (b) If the Company or any other Loan Party makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, the Company or such other Loan Party shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the net amount received by the Lenders or the Administrative Agent after the payment of such Taxes (including Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted. To the extent the Company or such other Loan Party withholds any Taxes on payments hereunder or under any Loan Document, the Company or such other Loan Party shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to the Administrative

      Agent within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

            (c) If any Lender or the Administrative Agent is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against a Lender or the Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, the Company will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this
      Section 7.6(c). A certificate prepared in good faith as to the amount of such payment by such Lender or the Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

            (d) (i) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code section 7701(a)(30) (a "Non-U.S. Participant") shall deliver to the Company and the Administrative Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender, or in the case of a new Lender pursuant to Section 6.5.3, on the date such Lender becomes a Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender's entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Sections 871(h) or 881(c) of the Code, the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to Administrative Agent (any such certificate, a "Withholding Certificate"). In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Effective Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to the Company and the Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or the Administrative Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.

                  (ii) Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to the Company and the Administrative Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this

            Section 7.6(d)(ii) is rendered obsolete or inaccurate in any material respects as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to the Company and the Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender's or Agent's exemption from United States backup withholding tax.

                  (iii) The Company shall not be required to pay additional
            amounts to a Lender, or indemnify any Lender, under this Section 7.6 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 7.6(d).

                  (iv) Each Lender agrees to indemnify the Administrative Agent and hold the Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this Section 7.6) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by the Company pursuant to this
            Section 7.6, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent makes written demand therefor.

      SECTION 8. INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

      8.1 Increased Costs. (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section
4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses
(i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

            (b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

      8.2 Basis for Determining Interest Rate Inadequate or Unfair. If

            (a) the Administrative Agent reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

            (b) the Required Lenders advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

      8.3 Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such

Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an "Affected Loan") shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

      8.4 Funding Losses. The Company hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

      8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

      8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

      8.7 Mitigation of Circumstances; Replacement of Lenders. (a) Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) above and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

            (b) If the Company becomes obligated to pay additional amounts to any Lender pursuant to Section 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, the Company may designate another bank which is acceptable to the Administrative Agent and the Issuing Lender in their reasonable discretion (such other bank being called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

      8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

      SECTION 9. REPRESENTATIONS AND WARRANTIES.

      To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, the Company and the REIT represent and warrant to the Administrative Agent and the Lenders that:

      9.1 Organization. Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

      9.2 Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each

Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of such Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon such Loan Party or any of its properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any such Loan Party.

      9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

      9.4 Financial Condition. The audited consolidated financial statements of the Company, the REIT and their Subsidiaries as at Company's Fiscal Year End, 2003 and the unaudited consolidated financial statements of the Company, the REIT and their Subsidiaries as at June 30, 2004, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company, the REIT and their Subsidiaries as at such dates and the results of their operations for the periods then ended.

      9.5 No Material Adverse Change. Since Company's Fiscal Year End, 2003 there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole.

      9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the knowledge of the Company and the REIT, threatened against any Loan Party which would reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities not listed on Schedule 9.6 or permitted by
Section 11.1.

      9.7 Ownership of Properties; Liens. Except as set forth in Schedule 9.7, each Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.2.

      9.8 Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.
Schedule 9.8 sets forth the authorized Capital Securities of each Loan

Party held by the REIT, the Company and their Subsidiaries and the respective percentage ownerships such Capital Securities represent, as of the Effective Date. As of the Effective Date, except as set forth on Schedule 9.8, all of the Capital Securities of each Loan Party held by the REIT, the Company and their Subsidiaries are free and clear of all Liens.

      9.9 Pension Plans. (a) The Unfunded Liability of all Pension Plans does not in the aggregate exceed twenty percent of the Total Plan Liability for all such Pension Plans. Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under
Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of Company, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or Company or other any member of the Controlled Group with respect to a Pension Plan which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, neither the Company nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

            (b) All contributions (if any) that are required to be made by the Company or any other member of the Controlled Group to any Multiemployer Pension Plan that are due under the terms of the plan or of any collective bargaining agreement or by applicable law have been made; neither the Company nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, would reasonably be expected to result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

      9.10 Investment Company Act. No Loan Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," within the meaning of the Investment Company Act of 1940.

      9.11 Public Utility Holding Company Act. No Loan Party is a "holding company", or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a

"subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

      9.12 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      9.13 Taxes. Each Loan Party has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

      9.14 Solvency, etc. On the Effective Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to each Loan Party,
(a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

      9.15 Environmental Matters. In the ordinary course of its business, the officers of the REIT consider the effect of Environmental Laws on the business of the Company, the REIT and their Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing due to Environmental Laws. On the basis of this consideration, the Borrower and the REIT have concluded that Environmental Laws would not reasonably be expected to have a Material Adverse Effect.

      9.16 Insurance. Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Effective Date. Each Loan Party and its properties are insured with companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are set forth in Schedule 9.16.

      9.17 Real Property. Set forth on Schedule 9.17 is a complete and accurate list, as of the Effective Date, of the address of all real property included in the Borrowing Base Pool.

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

      9.18 Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

      9.19 Intellectual Property. Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of such Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

      9.20 Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

      9.21 Labor Matters. Except as set forth on Schedule 9.21, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate would reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

      9.22 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

      9.23 Status of Property. With respect to each property that is included in the Borrowing Base Pool, except as set forth on Schedule 9.23:

            (a) No portion of any improvement on such property is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, the Company or the respective consolidated Subsidiary has obtained and will maintain appropriate flood insurance.

            (b) To the best knowledge of the Company and the REIT, the Company or the respective consolidated Subsidiary has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of such property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

            (c) To the best knowledge of the Company and the REIT, such property and the present and contemplated use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon grandfather provisions or adjoining or other properties), building codes, land use and Environmental Laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws.

            (d) Such property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and such property has accepted or is equipped to accept such utility service.

            (e) All public roads and streets necessary for service of and access to such property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

            (f) Such property is served by public water and sewer systems; or, if such property is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise comply in all material respects with all applicable laws.

            (g) Neither the Company nor any consolidated Subsidiary is aware of any latent or patent structural or other significant deficiency of such property. Such property is free of damage and waste that would materially and adversely affect the value of such property, is in good repair and there is no deferred maintenance, other than ordinary wear and tear. Such property is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of the Company, the REIT or the respective consolidated Subsidiary, threatened condemnation proceedings affecting such property, or any part thereof.

            (h) To the best knowledge of the Company and the REIT, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the improvements on such property have either (a) been paid in full, (b) not yet due and payable, or (c) are being contested in good faith by the Company, the REIT or the applicable consolidated Subsidiary. Subject to the Company's or the respective consolidated Subsidiary's right to contest as set forth in any permitted mortgage debt related to such property, there are no mechanics' or similar liens or claims that have been filed and recorded for work, labor or materials that affects such property.

            (i) To the best knowledge of the Company and the REIT, the Company or the respective consolidated Subsidiary has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of such property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Liens.

            (j) To the best knowledge of the Company and the REIT, all liquid and solid waste disposal, septic and sewer systems located on such property are in a good and safe condition and repair and are in material compliance with all applicable laws.

            (k) All improvements on such property lie within the boundaries and building restrictions of the legal description of record of such property, no such improvements encroach upon easements benefitting such property other than encroachments that do not materially adversely affect the use or occupancy of such property and no improvements on adjoining properties encroach upon such property or easements benefitting such property other than encroachments that do not materially adversely affect the use or occupancy of such property. All amenities, access routes or other items that materially benefit such property are under direct control of the Company or the respective consolidated Subsidiary, constitute permanent easements that benefit all or part of such property or are public property, and such property, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

            (l) If such property constitutes a legal non-conforming use, the non-conforming Improvements may be rebuilt to current density and used and occupied for such non-conforming purposes if damaged or destroyed.

            (m) To the best knowledge of the Company and the REIT, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments (including assessments payable in future installments), insurance premiums, leasehold payments, or other outstanding charges affecting such property.

            (n) To the best knowledge of the Company and the REIT, such property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements are assessed and taxed together with such property or any portion thereof.

            (o) No portion of such property has been or will be purchased with proceeds of any illegal activity.

            (p) To the best knowledge of the Company and the REIT, all contracts, agreements, consents, waivers, documents and writings of every kind or character at any time to which the Company or any consolidated Subsidiary is a party to be delivered to the Agent pursuant to any of the provisions hereof are valid and enforceable against the Company and such consolidated Subsidiary and, to the best knowledge of Company, are enforceable against all other parties thereto, and in all respects are what they purport to be and, to the best knowledge of the Company, to the extent that any such writing shall impose any obligation or duty on the party thereto or constitute a waiver of any rights which any such party might otherwise have, said writing shall be valid and enforceable against said party in accordance with the terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

      9.24 The Collateral. Each item of Collateral is owned by the respective Loan Party executing the Collateral Documents relating thereto, free and clear of any and all security interests, liens or encumbrances, except Liens listed on
Schedule 11.2.

      9.25 REIT Status. The "REIT" is a "qualified real estate investment trust" as defined in Section 856 of the Code.

      9.26 Stock. The REIT lists all of its outstanding shares of stock on the New York Stock Exchange.

      SECTION 10. AFFIRMATIVE COVENANTS.

      Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company and the REIT agree that, unless at any time the Required Lenders shall otherwise expressly consent in writing, they will:

      10.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent and each Lender:

            10.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audited consolidated financial statements of the REIT and its consolidated Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the REIT and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized material standing selected by the Company and reasonably acceptable to the Administrative Agent.

            10.1.2 Interim Reports. Promptly when available and in any event within 50 days after the end of each Fiscal Quarter, consolidated balance sheets of the REIT and its consolidated Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year, certified by a Senior Officer of the Company.

            10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audited financial statements pursuant to
Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, as of the date of such annual report or such quarterly statements and signed by a Senior Officer of the Company, containing a computation of each of the financial ratios and restrictions set forth in
Section 11.13 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

            10.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all periodic or special reports of the REIT filed with the SEC; copies of all registration statements of the Company or the REIT filed with the SEC (other than on Form S-8) and copies of all proxy statements or other communications made to security holders of the Company or the REIT which are not obtainable by the Administrative Agent through the internet.

            10.1.5 Notice of Default, Litigation and ERISA Matters. Promptly after a Senior Officer of the Company or the REIT obtains actual knowledge of any of the following, written notice describing the same and the steps being taken by the Company and the REIT with respect thereto:

                  (a) the occurrence of an Event of Default or an Unmatured
            Event of Default;

                  (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company or the REIT to the Lenders which has been instituted or, to the knowledge of the Company or the REIT, is threatened against any Loan Party or to which any of the properties of any thereof is subject which reasonably would be expected to have a Material Adverse Effect;

                  (c) the institution of any steps by any member of the
            Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which would be reasonably expected to result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which would be reasonably expected to result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare benefit plan of the Company, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

                  (d) any cancellation or material adverse change in any
            insurance maintained by any Loan Party; or

                  (e) any other event (including (i) any violation of any
            Environmental Law or the assertion of any Environmental Claim or
            (ii) the enactment or effectiveness of any law, rule or regulation known to the Company or the REIT) which might reasonably be expected to have a Material Adverse Effect.

            10.1.6 Borrowing Base Certificates. Within 50 days of the end of each Fiscal Quarter, a Borrowing Base Certificate dated as of the end of such Fiscal Quarter and executed by a Senior Officer of the Company on behalf of the Company (provided that (a) the Company may deliver a Borrowing Base Certificate more frequently if it chooses and (b) at any time an Event of Default exists, the Administrative Agent may require the Company to deliver Borrowing Base Certificates more frequently).

            10.1.7 Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the REIT by its independent auditors in connection with each annual audit made by such auditors.

            10.1.8 Subordinated Debt Notices. Promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

            10.1.9 Notices Regarding Certain Debt. Promptly following receipt, copies of any notices of default or acceleration received from any holder or trustee of, lender or with respect of any Debt relating to any property in the Borrowing Base Pool, including the GMAC Pool Debt or the Sea Air Property Debt.

            10.1.10 Projections. As soon as practicable, and in any event not later than 30 days after the commencement of each Fiscal Year, financial projections for the Company for such Fiscal Year (including annual operating budgets for the Company and each of the properties in the Borrowing Base Pool) prepared in a manner consistent with the projections delivered by the Company to the Lenders prior to the Effective Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of a Senior Officer of the Company on behalf of the Company to the effect that (a) such projections were prepared by the Company in good faith, (b) the Company has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

            10.1.11 Notices Regarding Major Agreements. Promptly following receipt, copies of any material notices (including notices of default or acceleration) received from any Person with respect of any Major Agreement.

            10.1.12 Other Information. Promptly from time to time, such other information concerning the Loan Parties as any Lender or the Administrative Agent may reasonably request.

      10.2 Books, Records and Inspections. Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to

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

permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Company photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, the Administrative Agent and its representatives to inspect the properties included in the Borrowing Base Pool, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the properties included in the Borrowing Base Pool. All such inspections or audits by the Administrative Agent shall be at the Company's EXPENSE, provided that so long as no Event of Default or Unmatured Event of Default exists, the Company shall not be required to reimburse the Administrative Agent for inspections or audits more frequently than once each Fiscal Year.

      10.3 Maintenance of Property; Insurance. (a) Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.

            (b) Maintain, and cause each other Loan Party to maintain, with insurance companies licensed to conduct business in the states where the business of the Loan Parties is located, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as the Loan Parties currently maintain which insure against risks and liabilities of the types identified in the insurance policies listed on Schedule 9.16, unless the Loan Parties and the Required Lenders shall have agreed it is not commercially reasonable to maintain; and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. With respect to any Collateral that consists of tangible property, the Company shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement
      (i) showing the Administrative Agent as loss payee with respect to each policy of property insurance applicable to properties in the Borrowing Base Pool, (ii) providing that 30 days' notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) be reasonably acceptable in all other respects to the Administrative Agent.

            (c) UNLESS THE COMPANY PROVIDES THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT MAY AFTER TEN (10) DAYS NOTICE TO THE COMPANY, PURCHASE INSURANCE AT THE COMPANY'S EXPENSE TO PROTECT THE ADMINISTRATIVE AGENT'S AND THE LENDERS' INTERESTS IN THE COLLATERAL AND/OR TO PRESERVE THE VALUE OF THE BORROWING BASE POOL, AS THE CASE MAY BE. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY'S INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT

      PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES INSURANCE UNDER THIS PROVISION, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

      10.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply would not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause
(a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act ("BSA") and anti-money laundering laws and regulations and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.

      10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 11.5) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing would not reasonably be expected to have a Material Adverse Effect).

      10.6 Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely to repay in full the Debt to be Repaid, for working capital purposes and for other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

      10.7 Employee Benefit Plans.

            (a) Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

            (b) Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

            (c) Not, and not permit any other member of the Controlled Group to
      (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

      10.8 Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances in violation of Environmental Laws shall occur or shall have occurred on any real property or any other assets of any Loan Party, the Company and the REIT shall, or shall cause the applicable Loan Party to, cause the prompt containment, removal, remediation or other action acceptable to the proper governmental authority with respect to such Hazardous Substances as necessary to comply with applicable Environmental Laws and to prevent a material decline in the value of such real property or other asset. Without limiting the generality of the foregoing, the Company and the REIT shall, and shall cause each other Loan Party to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Company and the REIT shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

      10.9 Further Assurances. The Company and the REIT shall take, and cause each Loan Party to take, such actions as are necessary or as the Administrative Agent may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured as contemplated by this Agreement, in each case as the Administrative Agent may determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

      SECTION 11. NEGATIVE COVENANTS.

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

      Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company and the REIT agree that, unless at any time the Required Lenders shall otherwise expressly consent in writing, they will:

      11.1 Debt. Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

            (a) Obligations under this Agreement and the other Loan Documents;

            (b) Debt secured by Liens on assets not included in the Borrowing Base Pool or the Collateral;

            (c) Debt between the Company, the REIT or any Subsidiary;

            (d) Subordinated Debt;

            (e) Hedging Obligations for bona fide hedging purposes and not for speculation;

            (f) Debt described on Schedule 11.1(f) and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

            (g) the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder);

            (h) Contingent Liabilities arising with respect to customary indemnification obligations in favor of sellers in connection with acquisitions of assets or purchasers in connection with dispositions of assets;

            (i) The existing unsecured Debt described on Schedule 11.1(i) and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

            (j) The GMAC Pool Debt, provided that the principal amount of such debt is not increased;

            (k) The Debt encumbering the Sea Air Property, provided that the principal amount of such debt is not increased; and

            (l) Other Debt of the REIT, the Company and their consolidated Subsidiaries incurred in the ordinary course of their business of developing, constructing, owning, leasing to consumers, operating and selling or otherwise disposing of Manufactured Home Communities and Recreational Vehicle Communities and activities related thereto where

                (A) immediately before and after giving effect to such incurrence of Debt, no Event of Default or Unmatured Event of Default shall exist;

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

                (B) immediately after giving effect to such incurrence of Debt, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 11.14.

      11.2 Liens. Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except (the "Permitted Liens"):

            (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

            (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

            (c) Liens described on Schedule 11.2 as of the Effective Date;

            (d) subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

            (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $5,000,000.00, in aggregate, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

            (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

            (g) Liens arising under the Loan Documents; and

            (h) the replacement, extension or renewal of any Lien permitted by clause (c) and (d) above upon or in the same property subject thereto arising out of the extension,

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

      renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

      11.3 Restricted Payments. Commencing on the earlier of (Y) the second Fiscal Quarter of 2005 or (Z) the Fiscal Quarter next following the date that the Company's cash position is less than $10,000,000.00, not pay or declare Distributions that in the aggregate exceed (a) ninety percent (90%) of the Funds From Operations of the Company individually and combined with the REIT (without duplication), respectively, in any four consecutive calendar quarters, (b) the amount necessary to maintain the REIT's status as a real estate investment trust under Section 856 of the Code, or (c) the amount necessary for the REIT to avoid the payment of any federal income or excise tax, whichever of (a), (b) or (c) is greatest.

      11.4 Mergers, Consolidations, Sales. Not, and not permit any other Loan Party to, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for sales of inventory in the ordinary course of business, or (c) sell or assign with or without recourse any receivables, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by the Company or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary; (iii) sales and dispositions of assets (including the Capital Securities of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Company) and (iv) any Acquisition by the Company or any Wholly-Owned Subsidiary where:

                  (A) the property, business or division acquired are for use, or the Person acquired is engaged, in the businesses engaged in by the Loan Parties on the Effective Date;

                  (B) immediately before and after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall exist;

                  (C) immediately after giving effect to such Acquisition, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 11.13;

                  (D) in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition;

                  (E) not less than ten Business Days prior to such Acquisition, the Administrative Agent shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, and the Company's calculation of pro forma EBITDA relating thereto; and

                  (F) the Administrative Agent and Required Lenders shall have approved the Company's computation of pro forma EBITDA, provided that if the Administrative Agent and Required Lenders shall not have notified the Company that they disapprove such computation of pro forma EBITDA within 5 Business Days after they have received such computation, then they shall be deemed to have approved such computation.

      11.5 Modification of Organizational Documents. Not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders.

      11.6 Transactions with Affiliates. Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

      11.7 Unconditional Purchase Obligations. Not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

      11.8 Inconsistent Agreements. Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document,
(b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of the properties in the Borrowing Base Pool, or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases and other contracts restricting the assignment thereof.

      11.9 Business Activities; Issuance of Equity. Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

      11.10 Investments. Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:

            (a) contributions by the Company to the capital of any Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other Wholly-Owned Subsidiary;

            (b) Investments constituting Debt permitted by Section 11.1;

            (c) Contingent Liabilities constituting Debt permitted by Section
      11.1 or Liens permitted by Section 11.2;

            (d) Cash Equivalent Investments;

            (e) bank deposits in the ordinary course of business;

            (f) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

            (g) Investments to consummate Acquisitions permitted by Section
      11.5;

            (h) Investments listed on Schedule 11.11 as of the Effective Date, provided, however, that no additional investment may be made in Origin;

            (i) Loans by the Company or any of its Subsidiaries to purchasers of Manufactured Homes;

            (j) Investments in Sun Home Services and SunChamp LLC; and

            (k) Other investments relating to the Company's business of developing, constructing; owning, leasing to consumers, operating and selling or otherwise disposing of Manufacture Home Communities and Recreational Vehicle Communities and activities related thereto where

                  (A) immediately before and after giving effect to such Investment, no Event of Default or Unmatured Event of Default shall exist;

                  (B) immediately after giving effect to such Investment, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 11.13.

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b),
(c), or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

      11.11 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, any document evidencing or related to the GMAC Pool Debt or the Sea Air Property Debt in any manner which would materially increase the obligations of the borrower thereunder or otherwise materially adversely affect the Lenders.

      11.12 Fiscal Year. Not change its Fiscal Year.

      11.13 Financial Covenants.

                  11.13.1 Adjusted EBITDA to Debt Service Ratio. Not permit the ratio of Adjusted EBITDA to Debt Service for any Computation Period to be less than 1.75:1.

                  11.13.2 Adjusted EBITDA to Fixed Charge Ratio. Not permit the ratio of Adjusted EBITDA to Fixed Charge for any Computation Period to be less than 1.40 to 1.

                  11.13.3 Total Leverage Ratio. Not permit Total Leverage Ratio as of the last day of any Computation Period to be greater than 0.70 to 1.

                  11.13.4 Unencumbered Adjusted NOI to Total Unsecured Debt Service Ratio. Not permit the ratio of Unencumbered Adjusted NOI to Unsecured Debt Service ratio as of the last day of any Computation Period to be less than 1.75 to 1.

                  11.13.5 Tangible Net Worth. Not permit the Tangible Net Worth as of the last day of any Computation Period to be less than $400,000,000.00.

      11.14 Interest Rate Protection. Not permit floating rate Debt in an amount that exceeds 20% of the Gross Asset Value of the Company from time to time that is not subject to an interest rate Hedging Agreement.

      SECTION 12. EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

      The obligation of each Lender to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

      12.1 Initial Credit Extension. The obligation of the Lenders to make the initial Loans and the obligation of the Issuing Lender to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that
(a) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated and (b) the Administrative Agent shall have received all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Lenders is called the "Closing Date"):

                  12.1.1 Notes. A Note for each Lender.

                  12.1.2 Authorization Documents. For the Company, the REIT, each Guarantor and each other Loan Party with a property included in the Borrowing Base Pool, such Person's (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Administrative Agent; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person's execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Administrative

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Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

            12.1.3 Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12.

            12.1.4 Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date.

            12.1.5 Guaranty. A counterpart of the Guaranty executed by each Guarantor.

            12.1.6 Collateral Documents. Each of the Collateral Documents required pursuant to Section 3.3.

            12.1.7 Title Reports. A title report, in form and substance satisfactory to the Administrative Agent, for each property in the Borrowing Base Pool, together with a copy of each document that evidences an encumbrance against each such property.

            12.1.8 Subordination Agreements. Subordination Agreements with respect to all Subordinated Debt.

            12.1.9 Opinions of Counsel. Opinions of counsel for the Company and each Guarantor in form and substance acceptable to the Administrative Agent.

            12.1.10 Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b).

            12.1.11 Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent).

            12.1.12 Solvency Certificate. A Solvency Certificate executed by a Senior Officer of the Company.

            12.1.13 Environmental Reports. Environmental site assessment reports in respect of the Borrowing Base Pool, as requested by the Administrative Agent.

            12.1.14 Search Results; Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Effective Date, listing all effective financing statements which name the REIT, the Company and any Loan Party owning a

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Property included in the Borrowing Base Pool (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) payoff letters evidencing repayment in full of all Debt to be Repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and (c) such other Uniform Commercial Code termination statements as the Administrative Agent may reasonably request.

            12.1.15 Borrowing Base Certificate. A Borrowing Base Certificate dated as of June 30, 2004.

            12.1.16 Closing Certificate, Consents and Permits. A certificate executed by an officer of the Company on behalf of the Company certifying the matters set forth in Section 12.2.1 as of the Closing Date.

            12.1.17 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

       12.2 Conditions. The obligation (a) of each Lender to make each Loan and (b) of the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

            12.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

            (a) the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

            (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

            12.2.2 Confirmatory Certificate. If requested by the Administrative Agent or the Required Lenders, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 12.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Administrative Agent or any Lender may reasonably request in support thereof.

       SECTION 13. EVENTS OF DEFAULT AND THEIR EFFECT.

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      13.1 Events of Default. Each of the following shall constitute an Event of
Default under this Agreement:

            13.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

            13.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party (excluding intercompany Debt) in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $10,000,000.00 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

            13.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

            13.1.4 Bankruptcy, Insolvency, etc. The Company, the REIT, or any Guarantor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any such Person applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Person or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any such Person or for a substantial part of the property of any such Person and is not discharged within 90 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any such Person, and if such case or proceeding is not commenced by such Person, it is consented to or acquiesced in by such Person, or remains for 90 days undismissed; or any such Person takes any action to authorize, or in furtherance of, any of the foregoing.

            13.1.5 Non-Compliance with Loan Documents. (a) Failure by the Company to comply with or to perform any covenant set forth in Section, 10.3(b) or 10.5 or Section 11; (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section
13) and continuance of such failure described in this clause (b) for 30 days after delivery of notice thereof to the Company, or such longer period of time as is reasonably necessary to cure such failure, provided that the Company has commenced and is diligently prosecuting the cure of such failure and cures it within ninety (90) days; or (c) failure by the Company to comply with Section 6.2.2(a).

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

            13.1.6 Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

            13.1.7 Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination the Company or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $2,000,000.00; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds the greater of $2,000,000.00 or twenty percent of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $2,000,000.00.

            13.1.8 Judgments. Final judgments which exceed an aggregate of $10,000,000.00 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

            13.1.9 Invalidity of Guaranty. Any Guaranty shall cease to be in full force and effect; or any Guarantor (or any Person by, through or on behalf of any Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Guaranty.

            13.1.10 Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

            13.1.11 Change of Control. A Change of Control shall occur.

            13.1.12 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect.

       13.2 Effect of Event of Default. If any Event of Default described in Section 13.1.4 shall occur in respect of the Company, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or

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

declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or the Company shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

      SECTION 14. THE AGENT.

      14.1 Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      14.2 Issuing Lender. The Issuing Lender shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 14, included the Issuing Lender with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the Issuing Lender.

      14.3 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts

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

concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      14.4 Exculpation of Administrative Agent. None of the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of the Company or any other party to any Loan Document to perform its Obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

      14.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

      14.6 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default

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

except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 13; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

      14.7 Credit Decision. Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of the Administrative Agent.

      14.8 Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person's own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses

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(including Attorney Costs and Taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.

      14.9 Administrative Agent in Individual Capacity. Standard Federal and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though Standard Federal were not the Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, Standard Federal or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), Standard Federal and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Standard Federal were not the Administrative Agent, and the terms "Lender" and "Lenders" include Standard Federal and its Affiliates, to the extent applicable, in their individual capacities.

      14.10 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

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      14.11 Subordinated Debt. Each Lender hereby authorizes the Administrative
Agent to give blockage notices in connection with any Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.

      14.12 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 5,
      15.5 and 15.16) allowed in such judicial proceedings; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5, 15.5 and 15.16.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      14.13 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "sole lead arranger" or "co-arranger", if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other

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Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

      SECTION 15. GENERAL.

      15.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby; or (d) release any party from its obligations under the Guaranty (except as provided in Section 2.6), change the definition of Required Lenders, any provision of this Section 15.1 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders. No provision of Sections 6.2.2 or 6.3 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Loans affected thereby. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

      15.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

      15.3 Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of the Company or the REIT, and the Company and the REIT shall hold the Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

      15.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Section 11 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Section 11 (or any related definition) for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Company and the Required Lenders.

      15.5 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs and any Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by the Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, the Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any fees of the Company's auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

      15.6 Assignments; Participations.

           15.6.1 Assignments. (a) Any Lender may at any time assign to one or more Persons (any such Person, an "Assignee") all or any portion of such Lender's Loans and Commitments, with the prior written consent of the Administrative Agent, the Issuing Lender (for an assignment of the Revolving Loans and the Revolving Commitment) and, so long as no

Event of Default exists, the Company (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender). Each Assignee must represent that none of consideration used to make the purchase of a Commitment are "plan assets" as defined under ERISA and that the rights and interest of the Assignee in and under the Loan Documents will not be "plan assets" under ERISA. Except as the Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. The Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until the Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit D hereto (an "Assignment Agreement") executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. No assignment may be made to any Person if at the time of such assignment the Company would be obligated to pay any greater amount under Section 7.6 or 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 shall be treated as the sale of a participation under Section 15.6.2. The Company shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless the Company has expressly objected to such assignment within three Business Days after notice thereof.

            (b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
      (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, the Company shall execute and deliver to the Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Commitment plus the principal amount of the Assignee's Term Loan[s] (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Revolving Commitment retained by the assigning Lender plus the principal amount of the Term Loan[s] retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Company any prior Note held by it.

            (c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            15.6.2 Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in
Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 or 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee).

      15.7 Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the "Register") for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender's interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. The Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

      15.8 GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MICHIGAN APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      15.9 Confidentiality. The Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts the Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that the Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by the Administrative Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of the Administrative Agent, the Issuing Lender or any other Lender who may provide Bank Products to the Loan Parties; or (h) that ceases to be confidential through no fault of the Administrative Agent or any Lender. Notwithstanding the foregoing, the Company consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

      15.10 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and the REIT and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

      15.11 Nature of Remedies. All Obligations of the Company and the REIT and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      15.12 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3) and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

      15.13 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

      15.14 Successors and Assigns. This Agreement shall be binding upon the Company, the REIT, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Company may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

      15.15 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

      15.16 Customer Identification - USA Patriot Act Notice. The Administrative Agent hereby notifies the Company and each of the other Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the "Act"), and the policies and practices of the Administrative Agent and the Lenders, the Administrative Agent and the Lenders are required to obtain, verify and record certain information and documentation that identifies the Loan Parties, which information includes the names and addresses of the Loan Parties and such other information that will allow the Administrative Agent and the Lenders to identify the Loan Parties in accordance with the Act.

      15.17 INDEMNIFICATION BY THE COMPANY. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE COMPANY HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT AND EACH LENDER (EACH A "LENDER PARTY") FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT

WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE COMPANY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.17 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, AND TERMINATION OF THIS AGREEMENT.

      15.18 Nonliability of Lenders. The relationship between the Company on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party's business or operations. The Company agrees, on behalf of itself and each other Loan Party, that neither the Administrative Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND THE COMPANY AND THE REIT, ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE EFFECTIVE DATE). The Company and the REIT each acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

      15.19 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF MICHIGAN OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE COMPANY AND THE REIT HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF MICHIGAN AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY AND THE REIT FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF MICHIGAN. THE COMPANY AND THE REIT HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      15.20 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE REIT, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                         [SIGNATURES ON FOLLOWING PAGES]

      The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of September 30, 2004, which shall be the effective date hereof (the "Effective Date") notwithstanding the date first set forth above.

                                     SUN COMMUNITIES OPERATING LIMITED
                                     PARTNERSHIP, a Michigan limited partnership

                                     By: Sun Communities, Inc., a
                                     Maryland corporation, its general partner

                                     By: /s/ Jeffrey P. Jorissen
                                         --------------------------------
                                         Jeffrey P. Jorissen
                                         Title: Executive Vice President
                                                and Chief Financial Officer

                                     SUN COMMUNITIES, INC., a Maryland
                                     corporation, its general partner

                                     By: /s/ Jeffrey P. Jorissen
                                         --------------------------------
                                         Jeffrey P. Jorissen
                                         Title: Executive Vice President and
                                                Chief Financial Office

                                     STANDARD FEDERAL BANK NATIONAL
                                     ASSOCIATION, as Administrative Agent, as
                                     Issuing Lender and as a Lender

                                     By: /s/ Scott M. McLean
                                         ---------------------------------
                                     Scott M. McLean
                                     Title: Vice President

                                     THE HUNTINGTON NATIONAL BANK

                                     By:    /s/ Daniel LeFevre
                                            ------------------------------
                                            Daniel LeFevre
                                     Title: Vice President

                                     NATIONAL CITY BANK OF THE MIDWEST

                                     By:    /s/ Timothy H. Hampton
                                            ------------------------------
                                            Timothy H. Hampton
                                     Title: Vice President

                                     SOVEREIGN BANK

                                     By:    /s/ Katherine M. Felpel
                                            -------------------------------
                                            Katherine M. Felpel
                                     Title: Assistant Vice President

                                     ANNEX A

                           LENDERS AND PRO RATA SHARES

                                               Revolving                        Pro
                                               Commitment                       Rata
              Lender                             Amount                        Share*
              ------                             ------                        ------
Standard Federal                             $35,000,000.00**               38.888888889%

The Huntington National Bank                 $25,000,000.00                 27.777777778%

National City Bank of the Midwest            $15,000,000.00                 16.666666667%

Sovereign Bank                               $15,000,000.00                 16.666666667%

         TOTALS                              $90,000,000.00                     100%

** Includes Swing Line Commitment Amount of $5,000,000.00.

                                    ANNEX A-1

                                     ANNEX B

                              ADDRESSES FOR NOTICES

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP:

Sun Communities Operating Limited Partnership
27777 Franklin Road, Suite 200
Southfield, MI 48034
Attention: Jeffrey P. Jorissen
Telephone: (248) 208-2500
Facsimile: (248) 208-2640

With required copies to:

Jaffe, Raitt, Heuer & Weiss
27777 Franklin Road, Suite 2500
Southfield, MI 48034
Attention: Gail A. Morris and Arthur A. Weiss
Telephone: (248) 351-3000
Facsimile: (248) 351-3082

SUN COMMUNITIES, INC.:

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, MI 48034
Attention: Jeffrey P. Jorissen
Telephone: (248) 208-2500
Facsimile: (248) 208-2640

With required copies to:

Jaffe, Raitt, Heuer & Weiss
27777 Franklin Road, Suite 2500
Southfield, MI 48034
Attention: Gail A. Morris and Arthur A. Weiss
Telephone: (248) 351-3000
Facsimile: (248) 351-3082

                                    ANNEX B-1

STANDARD FEDERAL BANK NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender:

Standard Federal Bank N.A.
Commercial Real Estate Department
2600 West Big Beaver Road
Troy, MI 48084
Attention: Scott M. McLean
Telephone: (248) 822-5605
Facsimile: (248) 822-5749

With required copies to:

Dykema Gossett PLLC
39577 Woodward Avenue, Suite 300
Bloomfield Hills, MI 48304
Attention: B. Kingsley Buhl
Telephone: (248) 203-0702
Facsimile: (248) 203-0763

THE HUNTINGTON NATIONAL BANK:

The Huntington National Bank
803 West Big Beaver Road, Suite 202
Troy, Michigan 48084-4726
Attention: Daniel LeFevre
Telephone: 248-244-3574
Facsimile: 248-244-3504 fax

NATIONAL CITY BANK OF THE MIDWEST:

National City Bank
1001 South Worth
Birmingham, MI 48009
Attention: Timothy H. Hampton
Telephone: (248) 901-2061
Facsimile: (248) 901-2188

With required copies to:

Butzel Long, P.C.
100 Bloomfield Hills Parkway, Suite 200
Bloomfield Hills, Michigan 48304
Attention: Joseph J. DeVito, Esq.
Telephone: (248) 258-1312
Facsimile: (248) 258-1439

                                    ANNEX B-2

SOVEREIGN BANK:

Sovereign Bank
75 State Street MA1 SST 04-11
Boston, MA 02109
Attention: T Gregory Donohue
Telephone: 617-757-5578
Facsimile: 617-757-5652

[OTHER LENDERS]

                                    ANNEX B-3

                                    EXHIBIT A

                                  FORM OF NOTE

$______________                                              September ___, 2004
                                                                  Troy, Michigan

      The undersigned, for value received, promises to pay to the order of ______________ (the "Lender") at the principal office of Standard Federal Bank National Association (the "Administrative Agent") in Troy, Michigan the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

      The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

      This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of September 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, Sun Communities, Inc., certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

      This Note is made under and governed by the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State.

                                     SUN COMMUNITIES OPERATING LIMITED
                                     PARTNERSHIP

                                     By:    _________________________________

                                     Title: _________________________________

                                     EX A-1

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

To:   Standard Federal Bank National Association, as Administrative Agent

      Please refer to the Credit Agreement dated as of September 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Sun Communities Operating Limited Partnership (the "Company"), Sun Communities, Inc., various financial institutions and Standard Federal Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

      Reports. Enclosed herewith is a copy of the [ANNUAL AUDITED/QUARTERLY] report of the Company as at _____________, ____ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(SUBJECT TO THE ABSENCE OF FOOTNOTES AND TO NORMAL YEAR-END ADJUSTMENTS)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

      Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit
Agreement:

      [INSERT FINANCIAL TESTS]

      The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

      The Company has caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.

                                     SUN COMMUNITIES OPERATING LIMITED
                                     PARTNERSHIP

                                     By:    _________________________________

                                     Title: _________________________________

                                     EX B-1

                                    EXHIBIT C

                       FORM OF BORROWING BASE CERTIFICATE

To:   Standard Federal Bank National Association, as Administrative Agent

      Please refer to the Credit Agreement dated as of September 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Sun Communities Operating Limited Partnership (the "Company"), Sun Communities, Inc., various financial institutions and Standard Federal Bank National Association, as Administrative Agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

      The Company hereby certifies and warrants to the Administrative Agent and the Lenders that at the close of business on ______________, ____ (the "Calculation Date"), the Borrowing Base was $_____________, computed as set forth on the schedule attached hereto.

      The Company has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

                                     SUN COMMUNITIES OPERATING LIMITED
                                     PARTNERSHIP

                                     By:    _________________________________

                                     Title: _________________________________

                                     EX C-1

                     SCHEDULE TO BORROWING BASE CERTIFICATE
                         DATED as of [_________________]

                      [INSERT BORROWING BASE CALCULATIONS]

1.                                                                $_____________

2.                                                                $_____________

3.                                                                $_____________

4.                                                                $_____________

5.                                                                $_____________

6.                                                                $_____________

                                    EXHIBIT E

                           FORM OF NOTICE OF BORROWING

To:   Standard Federal Bank National Association, as Administrative Agent

      Please refer to the Credit Agreement dated as of September 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Sun Communities Operating Limited Partnership (the "Company"), Sun Communities, Inc., various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

      The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.2 of the Credit Agreement, of a request hereby for a borrowing as follows:

      (i) The requested borrowing date for the proposed borrowing (which is a Business Day) is _______________,____.

      (ii) The aggregate amount of the proposed borrowing is $______________.

      (iii) The type of Revolving Loans comprising the proposed borrowing are [Base Rate] [LIBOR] Loans.

      (iv) The duration of the Interest Period for each LIBOR Loan made as part of the proposed borrowing, if applicable, is ___________ months (which shall be 1, 2, 3, 6 or 9 months).

      The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Event of Default or Event of Default under the Credit Agreement; and (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.

      The Company has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

                                     SUN COMMUNITIES OPERATING LIMITED
                                     PARTNERSHIP

                                     By:    _________________________________

                                     Title: _________________________________

                                     EX E-1

                                    EXHIBIT F

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

To:   Standard Federal Bank National Association, as Administrative Agent

      Please refer to the Credit Agreement dated as of September 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Sun Communities Operating Limited Partnership (the "Company"), Sun Communities, Inc., various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

      The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.3 of the Credit Agreement, of its request to:

      (a) on [date] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [_____] month(s)];

      [(b) on [date] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [_____] month(s)].

      The undersigned hereby represents and warrants that all of the conditions contained in Section 12.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.

      The Company has caused this Notice of Conversion/Continuation to be executed and delivered by its officer thereunto duly authorized on ___________,
______.

                                     SUN COMMUNITIES OPERATING LIMITED
                                     PARTNERSHIP

                                     By:    _________________________________

                                     Title: _________________________________

                                     EX F-1